Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-31022, 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735 and 333-100553), and on Form S-3 (Nos. 333-21088, 333-31268, 333-85279, 333-88097 and 333-95841) of Casella Waste Systems, Inc. of our report dated January 26, 2005, on the financial statements of US GreenFiber, LLC, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Charlotte, North Carolina

June 27, 2005